AGREEMENT REGARDING REGISTRATION RIGHTS UNDER
                          REGISTRATION RIGHTS AGREEMENT

Enzon, Inc.
20 Kingsbridge Road
Piscataway, NJ 08854

Dear Sir or Madam:

                  Reference is hereby made to the Registration Rights Agreement (the "Registration Rights Agreement") dated March 15, 1996 by and among Enzon, Inc. and the security holders named on the signature page thereto, including the undersigned.

                  The undersigned understand that in arranging for (i) the exchange of the Company's Series C Convertible Preferred Stock (the "Series C") and warrants to purchase common stock, par value $.01 (the "Common Stock") of the Company issued in connection with the issuance of the Series C, for shares of Series D Convertible Preferred Stock (the "Series D") and warrants (the "Series D Warrants") issued in connection with the issuance of the Series D and
(ii) the transfer from GFL Advantage Fund Ltd. to Clearwater Fund IV LLC of the warrants (the "Series B Warrants") to purchase Common Stock issued in connection with the private placement of the Company's Series B Convertible Preferred Stock, the Company will be required to (i) file a new registration statement (the "New Registration Statement") with respect to outstanding shares of Common Stock, shares of Common Stock issuable on conversion of the Series D, shares of Common Stock issuable on exercise of the Series D Warrants (the "Series D
Shares") and (ii) with respect to the shares of Common Stock underlying the Series B Warrants (the "Warrant Shares") (A) include the Warrant Shares in the New Registration Statement or (B) file a post-effective amendment or supplement to the Prospectus dated May 7, 1996 relating to, inter alia, the Warrant Shares (the "Amended Registration Statement"). The undersigned further acknowledge that during the period prior to the determination of the effectiveness of the Registration Statement by the Securities and Exchange Commission ("SEC"), the SEC may comment on the Registration Statement or otherwise delay the effectiveness of the Registration Statement for a period of time.

           Pursuant to Section 10 of the Registration Rights Agreement, the undersigned hereby agree (i) to the Company using its best efforts to file a registration statement with respect to the Series D Shares within 210 days from the date hereof, (ii) to the Company using its best efforts to include the Warrant Shares on the Amended Registration Statement or the New Registration Statement and to secure the effectiveness of such registration statements and
(iii) that during the period subsequent to the

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filing of and prior to the SEC declaring the Amended  Registration  Statement or
New Registration Statement effective, the Company will be deemed in full compliance with its obligations under the Registration Rights Agreement and the undersigned hereby waives any penalties, remedies or any other rights available under such agreement with respect to the matters covered in sections (i), (ii) and (iii) of this paragraph and agrees that any such penalties, remedies or any other rights will be unavailable.

                  This agreement is limited to the matters described herein.

                  This consent may be executed in counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.




Dated:  March 10, 1997

                                                          CLEARWATER FUND IV LLC

                                                             By: /S/HANS F. HEYE
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